Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Domino’s Pizza, Inc. (the “Company”) on Form 10-K for the period ended January 1, 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, J. Patrick Doyle, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that based on my knowledge:

1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ J. Patrick Doyle
J. Patrick Doyle
Chief Executive Officer

Dated: February 28, 2017

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Domino’s Pizza, Inc. and will be retained by Domino’s Pizza, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.